Exhibit 5.1

April 18, 2011

Identive Group, Inc.

1900-B Carnegie Avenue

Santa Ana, California 92705

Re:	Identive Group, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Identive Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplement to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate initial offering price of $100,000,000, or the equivalent thereof, of the following securities of the Company:

(i) shares of common stock, par value $0.001 per share (“Common Stock”);

(ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), which may be issued in one or more series or classes;

(iii) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under an Indenture (the “Indenture”), proposed to be entered into by the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement;

(iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into by the Company and the parties to be named therein, which may include a warrant agent (the “Warrant Agent”);

and (v) such indeterminate number of shares of Common Stock (the “Indeterminate Common Stock”) or Preferred Stock (the “Indeterminate Preferred Stock”) or amount of Debt Securities (the “Indeterminate Debt Securities” and together with the Indeterminate Common Stock and Indeterminate Preferred Stock, the “Indeterminate Securities”), as may be issued upon conversion, exchange, settlement or exercise of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering.

The Common Stock, Preferred Stock, Debt Securities, Warrants and the Indeterminate Securities are hereinafter referred to collectively as the “Securities.”

This opinion is being delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

We have examined originals or certified copies of such corporate records, documents, certificates and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Debt Securities as to which we express our opinion herein, the validity and binding effect on all such parties.

In rendered our opinions set forth herein, we have also assumed that, at the time of any offer and sale of Securities, (i) the Company has been duly organized and is validly existing and in good standing, and has the requisite legal status and legal capacity, under the laws of the State of Delaware; (ii) the Company has complied and will comply with the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture, any supplemental indenture and the Registration Statement; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments thereto) has become effective under the Act; (iv) that an appropriate Prospectus Supplement or term sheet with respect to the Securities offered thereby has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (v) that a definitive purchase, underwriting or similar agreement (a “Purchase Agreement”) with respect to any offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be filed with the Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or applicable Prospectus Supplement; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares thereof authorized under the Company’s Amended and Restated Certificate of Incorporation, as amended and then in effect, that are not otherwise reserved for issuance; and (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange redemption or exercise. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, exceptions and qualifications stated herein, we are of the opinion that:

(1) With respect to any shares of Common Stock offered by the Company, including any Indeterminate Common Stock (collectively, the “Offered Common Stock”), when (i) the Board of Directors of the Company or a duly authorized committee thereof (collectively referred to herein as the “Board”) and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters; (ii) the terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Company’s Amended and Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws as then in effect (together, the “Charter Documents”) so as not to violate any applicable law or such Charter Documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) such Offered Common Stock has been issued and delivered against payment therefor in accordance with the terms of the Purchase Agreement or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security, with certificates representing such Offered Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable Purchase Agreement or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board (provided that such consideration is not less than the par value of the Common Stock), the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security) will be validly issued, fully paid and nonassessable.

(2) With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Preferred Stock (collectively, the “Offered Preferred Stock”), when (i) the Board and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Rights, Preferences and Privileges for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designation”); (ii) the filing of the Certificate of Designation with the applicable state office has duly occurred; (vi) the terms of the Offered Preferred Stock and their issuance and sale have been duly established and are then in conformity with the Charter Documents, including the Certificate of Designation, so as not to violate any applicable law or such Charter Documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) such Offered Preferred Stock has been issued and delivered against payment therefor in accordance with the terms of the Purchase Agreement or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security, with certificates representing such Offered Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable Purchase Agreement or, if issuable upon exchange or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board (provided that such consideration is not less than the par value of the Preferred Stock), the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Security) will be validly issued, fully paid and nonassessable.

(3) With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Trustee has been qualified under the TIA to act as Trustee under the Indenture and the Company has filed the Form T-1 for the Trustee with the Commission; (iii) the Indenture has been duly authorized, executed and delivered by the parties thereto; (iv) the Board and appropriate officers of the Company has taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities, the terms of the offering thereof and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Charter Documents, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by an court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities (in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated by the Registration Statement or any Prospectus Supplement or term sheet relating thereto) have been duly executed authenticated and issued in accordance with the provisions of the Indenture and any supplemental indenture and duly delivered to the purchasers thereof in accordance with and pursuant to the applicable Purchase Agreement, upon payment of the consideration therefor as provided for therein, such Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, or Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(4) With respect to the Warrants offered by the Company (the “Offered Warrants”), when (i) the Board and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Securities into which such Offered Warrants are exercisable, the consideration to be received therefor and related matters; (ii) a definitive Warrant Agreement relating to the Offered Warrants (to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated by the Registration Statement or any Prospectus Supplement or term sheet relating thereto) has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or the Charter Documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and any applicable Warrant Agent; (vi) the Offered Warrants have been duly executed and delivered by the Company and, if applicable, authenticated by the applicable Warrant Agent pursuant to the Warrant Agreement, duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, such Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold or otherwise distributed in accordance with the Warrant Agreement and the applicable Purchase Agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The matters expressed in this letter are subject to and qualified and limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy; (v) with respect to any Offered Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority; (vi) with respect to any Offered Debt Securities, the unenforceability under certain circumstances under law or court decisions of waivers of any usury defense contained in the Indenture, any supplemental indenture or such Offered Debt Securities; and (vii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We are qualified to practice law in the states of Massachusetts, New York and Delaware, and we do not purport to be experts on the law of any other jurisdiction other than the states of Massachusetts, New York and Delaware; the federal laws of the United States of America; and the Delaware General Corporation Law, including the statutory provisions, all applicable provisions of the Delaware Constitution, and the reported judicial cases interpreting those laws currently in effect. We do not express any opinion herein concerning any law other than the laws of the state of Massachusetts, the state of New York as to the enforceability of the Debt Securities, the state of Delaware as to the Delaware General Corporation Law, and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby expressly consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our firm name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving this consent, we do not admit that we included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP